EXHIBIT 23









                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statement Files No. 2-94845, No. 33-9494, No. 33-10085, No. 33-
24672, No. 33-46018, No. 33-61308, No. 33-38830, No. 33-41030,
No. 33-19830, No. 33-57521, No. 33-57523, No. 33-58559, No. 33-
58913, No. 33-58915, No. 33-59207, No. 33-53109, No. 333-26665,
No. 333-69229, No. 333-69233, and No. 333-69231.




                                /s/ ARTHUR ANDERSEN LLP
                                _____________________________
                                ARTHUR ANDERSEN LLP





Cincinnati, Ohio,
March 19, 1999